--------------------------------------------------------------------------------
AH&H   Presentation Materials
       October 18, 1999
--------------------------------------------------------------------------------

                               [LOGO] ThermoRetec
                                      Corporation

                                      AH&H
                          Adams, Harkness & Hill, Inc.

--------------------------------------------------------------------------------
AH&H  Important Disclaimer
--------------------------------------------------------------------------------

This document has been prepared by Adams, Harkness & Hill, Inc. ("AH&H") as part of a presentation being made to the Special Committee of the Board of Directors (the "Special Committee") of ThermoRetec Corporation ("Retec") in support of our our engagement to develop an opinion as to the fairness to the holders of Retec common stock other than Thermo Electron Corporation and its affiliates ("Thermo Electron"),including Thermo TerraTech Inc. ("TerraTech"), from a financial point of view and as of the approximate date hereof, of the consideration to be paid, in the proposed acquisition (the "Transaction") by Thermo Electron, in exchange for the outstanding shares of common stock of Retec not owned by Thermo Electron or its affiliates. The material in this document and all analyses contained herein are confidential and have been developed solely for the use of the Special Committee in connection only with the Transaction. Any use of this material or the analyses contained herein for any other purpose (including the evaluation of any proposed transaction other than the Transaction) or any other publication of this material or the analyses contained herein without the express written consent of AH&H is strictly prohibited.

AH&H also has been engaged by Special Committees of the Boards of each of Directors of TerraTech and The Randers Killam Group, Inc. ("Randers Killam"), to develop opinions as to the fairness to the holders of common stock of TerraTech and Randers Killam other than Thermo Electron, in the case of TerraTech, and Thermo Electron and TerraTech, in the case of Randers Killam, respectively, of the consideration to be received by such holders in separate transactions.

In connection with our engagement, AH&H received and reviewed operating projections and related business and financial information of Retec as developed by Retec (the "Retec Projections"), operating projections and related business and financial information of Thermo Electron developed by Thermo Electron and independent third parties, and held discussions with the management personnel of Retec and Thermo Electron regarding this information as well as the future prospects of the pro forma combined company post-Transaction. In connection with the analyses contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of the properties or assets of either Retec or Thermo Electron. We have, however, received a letter from Environmental Business International, Inc. ("EBI"), an independent management consulting firm with expertise in the field of environmental services, stating that, based on that firm's analysis of the Retec Projections, it was EBI's professional opinion that the Retec Projections were prepared in a reasonable basis -Please refer to
Exhibit 1 herein.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion that we have reached. Each analytical method has inherent strengths and weaknesses, and the nature of the available information may further affect the value of a particular method. The conclusions that we have reached are based on all the analyses and factors presented herein taken as a whole and also on the application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the individual value or merit of any one or more parts of the material that follows. Our only opinion is the formal written opinion as to the fairness, from a financial point of view, and as of the date thereof, of the consideration to be received by the shareholders of Retec other than Thermo Electron and TerraTech from Thermo Electron in connection with the Transaction. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon prevailing market, economic and other conditions that exist and can be evaluated as of the date of this document, and on information available to AH&H as of the date hereof.
--------------------------------------------------------------------------------
                                                                        10/18/99

--------------------------------------------------------------------------------
AH&H  Contents / Agenda
--------------------------------------------------------------------------------

Section A       Summary & Overview

Section B       Chronology / Background

Section C       Valuation Drivers / Issues

Section D       Peer Group Analysis

Section E       Precedent Acquisition Analysis

Section F       Discounted Cash Flow Analysis

Exhibit 1       Copy of EBI Comfort Letter
Exhibit 2       THN Stock Trading Analysis


[LOGO] ThermoRetec
       Corporation                                                      10/18/99

Section A

--------------------------------------------------------------------------------
AH&H  Summary & Overview
--------------------------------------------------------------------------------

              -----------------------------------------------------
                                   Section A
              -----------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Scope of AH&H Engagement
--------------------------------------------------------------------------------

o We have been engaged by the Special Committee of the Board of Directors of ThermoRetec Corporation ("Retec") to develop an opinion as to the fairness to the holders of Retec common stock other than Thermo Electron Corporation or its affiliates ("Thermo Electron") including Thermo TerraTech Inc. ("TerraTech"), from a financial point of view and as of the approximate date hereof, of the consideration to be paid to such shareholders by Thermo Electron in connection with the proposed acquisition (the "Transaction") by Thermo Electron of the outstanding shares of common stock of Retec not owned by Thermo Electron or its affiliates, including TerraTech.

      o Our opinion does not set forth nor imply a value for the Retec common stock that will be purchased in the Transaction nor a range of values within which the Retec common stock will actually trade at any time.

      o Our opinion is limited to the fairness, from a financial point of view, as of the date hereof, of the consideration to be received by the holders of Retec common stock other than Thermo Electron and its affiliates, including TerraTech, and will not address the underlying business decision to engage in the Transaction.

o Our engagement is limited to the development of the opinion described above. We have not been engaged to offer financial or other professional advice, guidance, recommendations or similar services to any party and, as such, have not provided such services to any party.


[LOGO] ThermoRetec                                                         2
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Current Organizational/Ownership Structure [1]
--------------------------------------------------------------------------------

                 ----------------------------------------------
                             Thermo Electron Corp.
                              10/8/99 Closing Data
                         Market Capitalization: $2.2 BB
                          Closing Share Price: $13.94
                    52-Week Highest Price: $20.25 (6/30/99)
                     52-Week Lowest Price: $12.50 (4/9/99)
                            % of 52-Week High: 68.8%
                 ----------------------------------------------

                                85.9% Ownership

                 ----------------------------------------------
0.99% Ownership              Thermo TerraTech Inc.               1.89% Ownership
                              10/8/99 Closing Data
                        Market Capitalization: $100.1 MM
                     Value of Publicly Held Float: $12.9 MM
                           Closing Share Price: $5.25
                     52-Week Highest Price: $5.94 (9/27/99)
                     52-Week Lowest Price: $3.88 (4/26/99)
                            % of 52-Week High: 88.4%
                 ----------------------------------------------

          94.8% Ownership                           69.1% Ownership
--------------------------------------    --------------------------------------
      Randers Killam Group Inc.                     ThermoRetec Corp.
         10/8/99 Closing Data                      10/8/99 Closing Data
   Market Capitalization: $89.0 MM           Market Capitalization: $69.6 MM
Value of Publicly Held Float: $3.8 MM     Value of Publicly Held Float: $17.0 MM
      Closing Share Price: $3.50                Closing Share Price: $5.13
52-Week Highest Price: $3.75 (9/30/99)    52-Week Highest Price: $5.13 (9/9/99)
52-Week Lowest Price: $1.56 (12/21/98)    52-Week Lowest Price: $1.75 (12/15/98)
       % of 52-Week High: 93.3%                 % of 52-Week High: 100.0%
--------------------------------------    --------------------------------------

[1] Ownership percentages taken from most recent Form 10-K filings for each company.

Source: Bloomberg.


[LOGO] ThermoRetec                                                         3
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Valuation Methodologies Employed
--------------------------------------------------------------------------------

o     "Break-Up" or "White Knight" Analysis (Where Applicable)

      o Assessment of cumulative value of individual operations and/or assets if sold at arms' length

      o Focus is on identification and assessment of distinct entities, identification of prospective buyers for such entities, and on valuation of such entities using the appropriate methodologies below (while taking into consideration certain special circumstances that may affect valuation, if any)

o     Discounted Cash Flow Analysis

      o Assessment of present value of projected future cash flows, utilizing performance forecasts prepared by management of the company in question

      o Focus is on (i) assessment of forecasts based on knowledge of industry variables and prior performance and (ii) calculation of discounted cash flow value based on selected discount rates

      o Assumed range of control premia is not applied to the discounted cash flow value

o     Historical Stock Price Trading Analysis

      o     Assessment of prices, averages and trends based on 200 days' data

o     Peer Group Analysis

      o Assessment of financial performance of companies possessing similar strategic and operating characteristics to the company in question

      o Focus is on metric-based implied public trading value, to which appropriate range of premia is applied

o     Precedent Acquisition Analysis

      o Assessment of valuation metrics for mergers, acquisitions, divestitures and buy-outs involving companies possessing similar strategic and operating characteristics to the company in question

      o Focus on premium paid over historical public trading value (i.e., control premium)


[LOGO] ThermoRetec                                                         4
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Assessment of Valuation Methodologies Employed: THN
--------------------------------------------------------------------------------

o     "Break-Up" or "White Knight" Analysis

      o     Not considered for THN

o     Discounted Cash Flow Analysis

      o Important source of valuation data points, given the detail of financial projections

      o DCF represents "intrinsic" value of businesses implied by cash flow analyses (not seen by public market)

      o     Completed for consolidated operation only

      o Preliminary analysis did not take into consideration possible net operating loss carryforwards available

      o Ignored Thermo Electron G&A allocations (i.e., corporate overhead burden)

o     Historical Stock Price Trading Analysis

      o Histogram analysis is useful when estimating the cost basis of shareholders; however, given the infrequent trading of the small float of THN, such analysis reveals/implies very little

o     Peer Group Analysis

      o Important source of valuation data points, given the number of available truly comparable companies and the similarity of their recent financial performance

o     Precedent Acquisition Analysis

      o Typically, analysis of precedent transactions is an important source of information concerning assumed/implied strategic benefits and/or financial performance of comparable companies

      o However, in THN's industry segments, there have been relatively few large transactions for which robust transaction and valuation data are available (although there have been numerous smaller transactions)


[LOGO] ThermoRetec                                                         5
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Preliminary Valuation Range by Methodology (Total Company)
--------------------------------------------------------------------------------

                                                                High     Median      Low
Per Share values (1)                                            Value     Value     Value
                                                                -----     -----     -----
     Break-Up or White Knight Analysis                           NA        NA        NA

     Discounted Cash Flow (2)                                  $12.95    $ 9.23    $ 6.34

     200 Day Trading Range                                     $ 5.25    $ 3.34    $ 1.81

          200 Day Trading Range Plus Median Premium            $ 7.46    $ 4.74    $ 2.57

     Peer Group Relative Valuations (3)                        $12.66    $ 3.50    $ 0.68

          Peer Group Relative Valuations Plus Median Premium   $17.98    $ 4.96    $ 0.96

     Precedent Acquistions Relative Valuations (4)             $ 8.20    $ 7.28    $ 5.64

          Range of Premia Over Trading Value (5)                 60%       42%       10%

[1]   Based on assumed 13.559 million diluted shares outstanding.
[2] Discounted Cash Flow values calculated at weighted average cost of capital between 9.0% - 16.5%. Values shown do not reflect control premium.
[3] Values shown reflect application of valuation metrics derived from publicly traded peer group to the company's own performance variables.
[4] Based on premium of announced acquisition value to closing price of target company 20 days prior to announcement.
[5] Includes high, median, and low values of premium data derived from precedent transaction analysis.

--------------------------------------------------------------------------------
  Note: Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall objective. Each analytical method has inherent strengths and weaknesses, and the nature of the available information may further affect the merit of a particular method or the weighting we apply to that method in assessing overall value.
--------------------------------------------------------------------------------


[LOGO] ThermoRetec                                                         6
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Preliminary Valuation Range by Methodology (Total Company)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
  Note: Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall objective. Each analytical method has inherent strengths and weaknesses, and the nature of the available information may further affect the merit of a particular method or the weighting we apply to that method in assessing overall value.
--------------------------------------------------------------------------------


[LOGO] ThermoRetec                                                         7
       Corporation                                                      10/18/99

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AH&H  Summary & Overview
      Premium prior to TMO reorganization announcements (1)
--------------------------------------------------------------------------------

Premium to THN stock prior to original TMO reorganization announcement (8/12/98)

              ThermoReTec to be consolidated into Thermo Terratech

                                -----------------------------
                                           Premium
                                -----------------------------
                 Per share      1 day      1 week     1 month
                   offer            prior to announcement
                   -----            ---------------------
                   $7.00         60%         75%        72%
                                -----------------------------

     Premium to THN stock prior to TMO restructuring announcement (5/24/99)

              ThermoReTec to be consolidated into Thermo Electron

                                -----------------------------
                                           Premium
                                -----------------------------
                 Per share      1 day      1 week     1 month
                   offer            prior to announcement
                   -----            ---------------------
                   $7.00         87%        133%       195%
                                -----------------------------

--------------------------------------------------------------------------------

(1) See Section B: Chronology / Background for a summary of TMO announcements


[LOGO] ThermoRetec                                                         8
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Due Diligence:  ThermoRetec
--------------------------------------------------------------------------------

o     Desk research

      o     Literature review:

            o     U.S. Department of Commerce surveys of environmental industry

                  -     Meeting the Challenge: U.S. Industry Faces the 21st
                        Century: The U.S. Environmental Industry

                  - U.S. Industry & Trade Outlook '99: Environmental Technologies and Services

            o     Environmental Business International, Inc., industry reports

                  -     Environmental Consulting & Engineering

                  -     Site Remediation & Industrial Services

                  -     Mergers & Acquisitions

            o Selected articles from engineering and environmental industries trade press and financial press

                  -     ENR (Engineering News Record)

                  -     Environmental Science & Technology

                  -     Pollution Engineering

                  -     Greenwire (National Journal)

                  -     Wall Street Transcript

            o Selected institutional equity research from leading investment banks


[LOGO] ThermoRetec                                                         9
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Due Diligence:  ThermoRetec
--------------------------------------------------------------------------------

o     Consulting assistance

      o     Environmental Business International, Inc. engaged by AH&H

            o Leading provider of management consulting, market assessment, business planning and competitive analysis services to the environmental community

            o EBI databases have information from over 35,000 vendor companies

            o EBI has the most comprehensive buy- and sell-side data in the environmental industry and is known for its comprehensive analysis of the rapidly-changing environmental industry.

      o     Duties

            o     ThermoRetec financial projections reviewed

            o     Assumptions validated

                  -     Several conference calls to discuss background

o     Due diligence visits

      o     ThermoRetec management meetings:

            o     John Appleton, CEO

                  - Several meetings to discuss background, current circumstances, and business prospects of ThermoRetec, as well as relationship with Thermo TerraTech and Thermo Electron

            o     Bob Dunlap, President

                  - Two meetings to discuss background, current conditions, and business prospects of ThermoRetec

                  - First meeting included Mike Knupp (President, ThermoRetec Consulting Group), Jeffrey Powell (Senior Vice President of ThermoRetec), and Dan Donovan (Corporate Controller of ThermoRetec)

                  - Second meeting focused on May 1999 budgets for various ThermoRetec units


[LOGO] ThermoRetec                                                         10
       Corporation                                                      10/18/99

                                   Section B

--------------------------------------------------------------------------------
AH&H  Chronology / Background
--------------------------------------------------------------------------------

              -----------------------------------------------------
                                   Section B
              -----------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Chronology / Background
      Original August 1998 Announcement
--------------------------------------------------------------------------------

8/12/98 Thermo Electron announces intent to restructure numerous subsidiaries, with the rationale of simplifying its operating structure while achieving strategic synergies and cost efficiencies.

            The goals of the plan are to:

            o     Reduce the complexity of the company's corporate structure;

            o Consolidate and strategically realign certain businesses to enhance their competitive market positions and improve management coordination; and

            o Increase the liquidity in the public markets for stock of the company's publicly traded subsidiaries by providing larger market floats.

            The proposed reorganization is expected to reduce the number of majority-owned public subsidiaries from 23 to 15. The company also plans to divest some nonstrategic businesses.

            Management expects to promptly begin implementation of the reorganization, although it may take up to two years to complete all aspects of the plan, and expects long-term benefits from the move, but does not anticipate any short-term material benefits.

            The proposed corporate reorganization is best outlined in four general categories:

            (1)   Consolidation of industrial outsourcing companies

                  The public and private subsidiaries of Thermo Electron's Thermo TerraTech subsidiary (Thermo Remediation, The Randers Group, and Thermo EuroTech) would be consolidated into Thermo TerraTech to strengthen the group's ability to compete in the industrial and environmental outsourcing markets, as well as enhance their ability to withstand adverse market conditions. Shareholders of each of these subsidiaries would receive common stock in Thermo TerraTech in exchange for their shares in the subsidiaries.


[LOGO] ThermoRetec                                                         12
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Chronology / Background
      Original August 1998 Announcement
--------------------------------------------------------------------------------

8/12/98     Continued...

            (2)   Realignment of instrument companies

                  First, Thermedics' non-biomedical public subsidiaries - Thermo Sentron, Thermedics Detection, and Thermo Voltek (if not sold to an unaffiliated third party) - would be transferred to Thermo Electron's Thermo Instrument Systems subsidiary, creating efficiencies by aligning these industrial instrumentation businesses with the instrument family of companies for a better strategic fit. Thermedics' majority ownership in each of these subsidiaries would be transferred to Thermo Electron for shares of Thermedics common stock held by Thermo Electron. Thermo Electron, in turn, would transfer these equity interests to Thermo Instrument Systems in exchange for cash. If Thermo Voltek is not sold to an unaffiliated third party, it would become a wholly owned subsidiary of Thermo Instrument Systems.

                  Second, two public Thermo Instrument Systems subsidiaries (Metrika Systems and ONIX Systems) and Thermo Sentron, would be merged to form one combined majority-owned public subsidiary of Thermo Instrument Systems. The company believes that the combined entity, with complementary products, technologies, and distribution networks, would be better able to address the market for industrial sensors and advanced process control systems. Shareholders of each of the three companies would receive shares of common stock in the combined entity in exchange for their shares in the subsidiaries.

                  Third, ThermoSpectra, a public subsidiary of Thermo Instrument Systems, along with Thermedics Detection, would be merged into and become wholly owned subsidiaries of Thermo Instrument Systems. ThermoSpectra and Thermedics Detection shareholders would receive cash or Thermo Instrument Systems common stock in exchange for their shares of common stock of ThermoSpectra or Thermedics Detection.


[LOGO] ThermoRetec                                                         13
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Chronology / Background
      Original August 1998 Announcement
--------------------------------------------------------------------------------

8/12/98     Continued...

            (3)   Reorganization of biomedical businesses

                  Thermo Biomedical, the wholly owned biomedical group of Thermo Electron, would be transferred to Thermo Electron's Thermedics subsidiary to better position the company to expand its presence in that marketplace, while creating a focused company for healthcare investors. Thermo Biomedical, which includes Bear Medical Systems Inc.; Bird Products Corporation; Bird Life Design Corporation; Stackhouse Inc.; SensorMedics Corporation; Medical Data Electronics, Inc.; and Nicolet Biomedical Inc., had unaudited 1997 revenues of $232 million. These companies would be transferred from Thermo Electron to Thermedics in exchange for Thermedics shares.

            (4) Other strategic reorganizations

                  Thermo Coleman, a private subsidiary of Thermo Electron , would be merged into Thermo Electron's ThermoTrex subsidiary, consolidating the company's R&D and government-contract work within one entity to offer greater efficiencies and enhance opportunities to develop and commercialize technologies. Thermo Coleman shareholders would receive shares of ThermoTrex common stock in exchange for their Thermo Coleman shares.

                  Also, Thermo Power, a public subsidiary of Thermo Electron, would be merged into and become a wholly owned subsidiary of Thermo Electron. Shareholders of Thermo Power would receive cash or Thermo Electron common stock in exchange for their shares of Thermo Power common stock.


[LOGO] ThermoRetec                                                         14
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Chronology / Background
      Recent Announcements / Formation of Committees
--------------------------------------------------------------------------------

 Q1 99 At direction of Thermo Electron, Independent Special Committees of Boards of Directors established by ThermoRetec, Randers Killam Group, and Thermo TerraTech.

2/23/99 AH&H presents qualifications to Special Independent Committee of Randers Killam Group and its counsel, Choate, Hall & Stewart, and is subsequently retained. Choate, Hall & Stewart is counsel to the Special Independent Committee of Thermo TerraTech, which subsequently retains AH&H.

 5/5/99 Thermo Electron announces a revised proposal calling for public shareholders of ThermoRetec, Randers Killam Group, and Thermo TerraTech to receive common stock in Thermo Electron in exchange for their shares in each of these subsidiaries.

            o All three companies would be merged into Thermo Electron and become wholly owned subsidiaries thereof.

            o Neither Thermo Electron, Thermo TerraTech, ThermoRetec, nor Randers Killam Group, discloses publicly: (i) the rationale for the revisions to the original proposal; (ii) the form of transaction contemplated (e.g., a negotiated merger followed by a shareholder vote and a special shareholders' meeting); or
                  (iii) the anticipated timing to completion of the transactions set forth in the revised proposal.

5/10/99 AH&H representatives meet with representatives of Thermo Electron to discuss AH&H's engagement and the fairness opinion due diligence process. Under the assumption AH&H will be providing fairness opinions to all three subsidiaries, Theo Melas-Kyriazi, CFO of Thermo Electron, presents to AH&H five-year detailed budgets for the three subsidiaries and their respective operating units. He also requests AH&H complete its analysis and deliver its opinion prior to the scheduled 5/27/99 meeting of the Thermo Electron Board of Directors.

5/18/99 AH&H presents qualifications to Special Independent Committee of ThermoRetec Corporation and its counsel, Peter H. Lieberman, and is subsequently retained.


[LOGO] ThermoRetec                                                         15
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Chronology / Background
      5/24/99 Restructuring Announcement
--------------------------------------------------------------------------------

5/24/99 Thermo TerraTech, which consolidates for reporting purposes the operations of Randers Killam Group and ThermoRetec, will record pretax restructuring and other charges totaling approximately $65 million, primarily in the first quarter of fiscal 2000, which ends July 3, 1999. These charges will be incurred as a result of the company's proposed sale of various businesses.

            o The company's Thermo EuroTech N.V. subsidiary intends to sell its used-oil processing operations. Pre-tax charges associated with this sale will total approximately $40 million. For the fiscal year ended April 3, 1999, revenues from these operations totaled approximately $10 million.

            o The company's Randers Killam Group subsidiary plans to sell three operating units -- BAC Killam, the Randers division, and E3-Killam. Randers Killam will record pretax charges totaling approximately $15 million, primarily in the first quarter of fiscal 2000, which ends July 3, 1999. For the fiscal year ended April 3, 1999, revenues from these operations totaled approximately $32 million.

            o The company's ThermoRetec subsidiary has announced its intent to sell certain soil-recycling facilities. ThermoRetec will record pretax charges totaling approximately $10 million, primarily in the first quarter of fiscal 2000, which ends July 3, 1999. For the fiscal year ended April 3, 1999, revenues from these facilities totaled approximately $8 million.


[LOGO] ThermoRetec                                                         16
       Corporation                                                      10/18/99

                                   Section C

--------------------------------------------------------------------------------
Valuation Drivers / Strategic Issues
--------------------------------------------------------------------------------

              -----------------------------------------------------
                                   Section C
              -----------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      ThermoRetec Businesses (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     In assessing the financial projections of ThermoRetec, we have focused on the two primary markets served by the company:
                 [1] the U.S. Environmental Services Market and
                      [2] the U.S. Civil Engineering Market
--------------------------------------------------------------------------------

   Fluids  Recycling         Consulting and
       Services           Engineering Services      Soil Recycling Services     Nuclear Services
------------------------  ------------------------  ------------------------ -----------------------
o  ThermoRetec            o  RETEC                  o  TPST                  o  Thermo NUtech
   Fluids, Inc.                                                              o  Benchmark
                                                                             o  TRUtech
o  Revenue:  $8.9m        o  Revenue:  $65.2m       o  Revenue:  $21.6m      o  Revenue:  $34.6m
o  IBT:      $0.7m        o  IBT:      $ 3.8m       o  IBT:       $0.8m      o  IBT:       $2.2m
o  Assets:   $3.7m        o  Assets:   $18.7m       o  Assets:   $13.4m      o  Assets:    $7.7m

Fluids Recycling:             Environmental services related to the management
                              and recycling of non-hazardous, non-septic waste streams including used oils, oil-contaminated waters, and spent antifreeze solutions.

Consulting and Engineering:   Environmental consulting services related to O&M,
                              EMIS and environmental management, design engineering, and project management for industrial clients in manufacturing, railroad and petroleum industries.

Soil Recycling:               Remediation services for contaminated soils and
                              waste streams driven historically by government regulation affecting the tank-cleanup market.

Nuclear: Nuclear-related consulting, analytical and remedial construction services primarily for government agencies, including the U.S. Department of Energy.

(1) Financial data for fiscal year ended 4/99


[LOGO] ThermoRetec                                                         18
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      U.S. Environmental Services Industry Overview: General
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 The U.S. Environmental Services industry has been experiencing - and continues to experience - profound strategic and structural change
--------------------------------------------------------------------------------

o     Late '70s to mid '80s

      o Industry originally developed in response to government "command and control" policies and regulations (e.g., CERCLA, RCRA, Clean Air
            Act)

      o Strategic focus on remediation: "fixing" problems created by "sins of the past"

      o Industry competitive characteristics: relatively low barriers to entry + regulatory-driven high demand + few cost constraints = numerous, high profit participants, often serving a particular niche or specialization

      o High relative valuations driven by rapid growth and high profit margins

o     Mid '80s to early '90s

      o     Early market maturity driven by:

            o     Change in government policies and funding

            o     Near saturation of market with numerous participants

            o     Recession of 1990 - 1991 reduces discretionary spending

      o     First signs of consolidation of fragmented competition

      o Relative valuations suffer overall decline from peaks of mid '80s as growth expectations are revised and profit margins are reduced by competition

      o     Many companies' valuations never recover from 1987 market crash


[LOGO] ThermoRetec                                                         19
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      U.S. Environmental Services Industry Overview: General
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Fewer, larger companies providing a range of consulting, engineering and remediation services now largely define the marketplace
--------------------------------------------------------------------------------

o     Early '90s to date

      o     Full market maturity driven by:

            o     Absence of regulatory support for services demand

            o Fewer sites coming online; few new opportunities or areas of growth

            o     Strategic focus on price competition and service integration

      o Emphasis on meeting customers' short-term objectives (e.g., cost control), rather than on large projects driven by capital spending

      o Industry competitive characteristics: fewer, shorter projects + intense bidding + need for integrated service offering + international opportunities = vertical and horizontal consolidation

      o     Industry valuations reach nadir during period 1991 - 1994

            o Institutions exit investments 1992 - 1993 / investment banks drop coverage

            o Valuations are volatile for subsequent period, with overall uptrend to date

      o     High volume of M&A transactions

            o     Race to scale and integration

            o     Capacity utilization is the key variable


[LOGO] ThermoRetec                                                         20
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      U.S. Environmental Services Industry Overview: General
--------------------------------------------------------------------------------

    -----------------------------------------------------------------------
         Today the strategic paradigm has shifted away from regulatory-
       driven cleanup, compliance activity and pollution control towards resource-related investments and pollution prevention
    -----------------------------------------------------------------------

o     Today's Defining Industry Trends

      o     Industry consolidation

            o     Achieves economies of scale

            o     Customers want full service providers

            o     Facilitates international expansion

      o     Emerging international markets

            o U.S. companies (i.e., customers) expanding overseas manufacturing operations

            o Foreign governments driving environmental infrastructure improvements

            o     Emerging international regulatory requirements

      o Strong economy --> business expansion --> increased site prep and cleanup work

            o     Strength of brownfields work tied to strong real estate market

            o     Municipal work has not kept pace

      o     Emergence of "qualitative" drivers

            o Increased perception of environmental excellence as a competitive advantage

            o     Ranks of environmentally - concerned employees is growing


[LOGO] ThermoRetec                                                         21
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      Environmental Industry Overview: Consulting Segment
--------------------------------------------------------------------------------

      --------------------------------------------------------------------
       Smaller consulting organizations are vulnerable to the competitive strengths of larger, more diversified firms
      --------------------------------------------------------------------

o     Industry consolidation problematic for mid-sized firms

      o     $50 - $150 million in revenues

      o     Small firms focusing on offering niche market expertise

      o     Large firms benefit from economies of scale (e.g., spread overhead)

o Trend away from government-mandated cleanup towards private, brownfield sites

o Economic boom has not resulted in increase in government spending for projects

o     Changing commercial revenue models

      o     Equity positions and similar risk-sharing are more common

o     Consultants' share of remediation market increasing

      o     Result of emergence of RBCA (risk-based corrective action)


[LOGO] ThermoRetec                                                         22
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      Engineering Industry Overview
--------------------------------------------------------------------------------

     ----------------------------------------------------------------------
            The U.S. engineering and design industry is experiencing
                      rapid growth and rapid consolidation
     ----------------------------------------------------------------------

o     Industry-wide performance flat in 1998

      o     Revenues increased approximately 1.5% over 1997

      o Pockets of improved domestic performance, particularly for diversified commercial construction and engineering firms...

      o ...offset by malaise in municipal market and continued decline in all international markets

o     Accelerating level of consolidation in the industry

      o     Notable large consolidators

            o     Brown & Root and M.W. Kellog

            o     The IT Group

o     Trends include shortage of trained labor

o     Large clients are looking for:

      o     High quality, low-cost

      o     Broad range of services

      o     International capabilities


[LOGO] ThermoRetec                                                         23
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      Company-Specific Considerations
--------------------------------------------------------------------------------

Fluids Recycling

o     '95-'98 annual sales growth - 37%

o     Higher margins on water recycling than oil collection and fuel services

o     Net Income has grown at a CAGR of 20.1% from 1995 to 1998

o     Growth plans and forcasts

      o     Limit new capital investment

      o     Grow net income by 18% in '99; 16% in '00

      o     Divest undeveloped property in Las Vegas and Phoenix

      o     Liquidate a used oil refinery in Salt Lake City

Consulting and Engineering

o Historically has performed soundly, with acquisitions of TriTechnics and RPM

o     Recently integrated struggling Sealand construction business into RETEC

o Trend towards business alliances between companies and environmental consultants should positively impact revenues and margins

      o     Alligns project goals and results

      o RETEC management projects that 65% of their clients are engaging in such alliances

o EMIS and environmental management divisions prsent exciting growth opportunities as companies begin to outsource these functions


[LOGO] ThermoRetec                                                         24
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Strategic Issues
      Company-Specific Considerations
--------------------------------------------------------------------------------

Soil Recycling

o Once a very profitable business, TPST has suffered in the last couple of years due to less stringent enforcement of government regulation

o Restructuring charges totalling $17 million taken in March 1997 and September 1998

      o     Cut the active facilities in half

o     Growth plans and forcasts

      o     Management projects a record year for tonnage processed in 1999

      o     Increased effort placed on Brokering Waste

      o     International expansion

      o     Treat a wider variety of waste streams

Nuclear

o Benchmark Environmental provides environmental and safety consulting services to government and commercial clients

      o Evaluation and optimization of radioactive and hazardous waste management facilities

      o     Future opportunities include work with Los Alamos National
            Laboratory

o     NSG's radiochemistry division is the industy leader

o Trutech provides mobile systems for characterization of radioactive waste bound for isolation facilities

o NSG's dosimetry and field study divisions are respcted in their respective fields, but represent limited revenue upside potential


[LOGO] ThermoRetec                                                         25
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Valuation Drivers / Issues
      Projected Cash Flows (1)
--------------------------------------------------------------------------------

(in millions)

                                               1999         2000         2001         2002         2003
                                               ----         ----         ----         ----         ----
     Revenues                                144,725      172,287      186,945      192,801      203,457
          Growth rate                             NA         19.0%         8.5%         3.1%         5.5%

     Gross Profit                             25,194       39,179       42,987       42,056       42,298
          Gross margin                          17.4%        22.7%        23.0%        21.8%        20.8%

     Goodwill - non deduct. & deduct.          1,054        1,078        1,078        1,078        1,078
     -------------------------------------------------------------------------------------------------------
     Division income (2)                      10,288       14,332       18,543       16,745       18,164
     -------------------------------------------------------------------------------------------------------
          Operating margin                       7.1%         8.3%         9.9%         8.7%         8.9%

     Estimate income taxes (3)                 4,115        5,733        7,417        6,698        7,266
                                              ------       ------       ------       ------       ------

     Adjusted division income                  6,173        8,599       11,126       10,047       10,898

Adjustments to arrive at cash flow

     Division income (2)                      10,288       14,332       18,543       16,745       18,164

     Change in NOA (4)                         9,492        1,985         (336)       2,061       (1,009)
                                              ------       ------       ------       ------       ------

          Pre tax discretionary cash flow     19,780       16,317       18,207       18,806       17,155

     Income tax expense                       (4,115)      (5,733)      (7,417)      (6,698)      (7,266)
                                              ------       ------       ------       ------       ------

     -------------------------------------------------------------------------------------------------------
     Adjusted division cash flow              15,665       10,584       10,790       12,108        9,889
     -------------------------------------------------------------------------------------------------------

Notes
(1) Source: May '99 internal budget (w/ June changes & includes AGLC contract).
(2) Analysis does not include goodwill (non-deduct. & deduct.), corp. G&A, or interest income/(expense).
(3)   Calculated using a 0.4 effective tax rate.
(4) Excludes non-cash write-downs of $8.9m and $.1m for fixed assets and prepaid expenses, respectively.


[LOGO] ThermoRetec                                                         26
       Corporation                                                      10/18/99

                                    Section D

--------------------------------------------------------------------------------
AH&H  Peer Group Analysis
--------------------------------------------------------------------------------

             -------------------------------------------------------
                                    Section D
             -------------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Summary & Overview
      Valuation Methodology: Peer Group Analysis
--------------------------------------------------------------------------------

o ThermoRetec consists of 27 distinct businesses operating in two general areas:

      o     Environmental Services & Consulting

      o     Environmental Remediation/Engineering

o     We have established three "peer groups"

      o     Focus: Diversified Engineering/Construction/Remediation/Consulting;

      o     Focus: Environmental Services & Consulting; and

      o     Focus: Environmental Remediation/Engineering characterized by:

            -     Skinny margins

            -     Relatively healthy year-over-year growth

            -     Relatively thinly traded

            -     Diversified group has larger revenues and is more leveraged

                                          --------------------------------------------------
                                           Peer Group Multiples: Enterprise Value / LTM rev
                                                  High          Median          Low
                                                  1.3             0.5           0.2
                                          --------------------------------------------------
        Peer group mult * THN LTM rev (1)       $191,173        $66,911       $28,676

                                 THN Cash        $23,442        $23,442       $23,442
                                 THN Debt       ($42,953)      ($42,953)     ($42,953)
                                                --------       --------      --------
                              Total value       $171,662        $47,400        $9,165

                          Diluted S/O (2)         13,559         13,559        13,559
                                                --------       --------      --------
                          Per share value         $12.66          $3.50         $0.68
                                          --------------------------------------------------

NOTES:
(1)   RGI LTM rev = $143.4 million.
(2)   Diluted S/O for 3 months ended 7/99.


[LOGO] ThermoRetec                                                         28
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Peer Group Analysis
      Trading and Operating Statistics
--------------------------------------------------------------------------------

ThermoRetec Corporation
Peer Group Analysis




                                                                     Fiscal                   10/8/99
                                                         Symbol       Year       LTM           Close
------------------------------------------------------------------------------------------------------------
                                                                                                 $s
Focus: Diversified Engineering/Construction/Remediation/Consulting
Baker (Michael) Corp.                                      BKR        Dec        Jun           $5.63
Jacobs Engineering Group Inc.                              JEC        Sep        Jun           $34.88
URS Corp.                                                  URS        Oct        Jul           $24.19










------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                THN        Apr        Jul           $5.13
------------------------------------------------------------------------------------------------------------




                                                                     Fiscal                   10/8/99
                                                         Symbol       Year       LTM           Close
------------------------------------------------------------------------------------------------------------
                                                                                                 $s
Focus: Environmental Services & Consulting
EA Engineering Science & Technology                       EACO        Aug        May           $1.06
Ecology and Environment (2)                                EEI        Jul        Jul           $6.13
GZA GeoEnvironmental Technologies                         GZEA        Feb        May           $3.50
Harding Lawson Associates Group (3)                       HRDG        May        Aug           $8.25
Tetra Tech Inc.                                           WATR        Oct        Jun           $16.56










------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                THN        Apr        Jul           $5.13
------------------------------------------------------------------------------------------------------------




                                                                     Fiscal                   10/8/99
                                                         Symbol       Year       LTM           Close
------------------------------------------------------------------------------------------------------------
                                                                                                 $s
Focus: Environmental Remediation/Engineering
IT Group Inc.                                              ITX        Dec        Jun           $10.00
National Environmental Services Co.                       NESC        Dec        Jun           $2.63
Sevenson Environmental Services Inc.                      SEVN        Dec        Jun           $9.00
TRC Companies Inc.                                         TRR        Jun        Jun           $6.44
Versar, Inc.                                               VSR        Jun        Jun           $2.63
Weston (Roy F)                                            WSTNA       Dec        Jun           $2.94










------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                THN        Apr        Jul           $5.13
------------------------------------------------------------------------------------------------------------

                                                                    52 Week Range                  Shares
                                                         ------------------------------------                   -----------
                                                                High              Low               Out.              CY99E
---------------------------------------------------------------------------------------------------------------------------
                                                                 $s                $s                MM                 x
Focus: Diversified Engineering/Construction/Remediation
/Consulting
Baker (Michael) Corp.                                          $10.50            $5.00              8.2                NA
Jacobs Engineering Group Inc.                                  $42.75            $26.94             26.6              13.7
URS Corp.                                                      $29.56            $15.50             17.1              11.7

                                                         Focus: Diversified Engineering/Construction/Remediation/Consulting
                                                         ------------------------------------------------------------------
                                                                                                          Mean:       12.7
                                                                                                        Median:       12.7
                                                                                                           Max:       13.7
                                                                                                           Min:       11.7
                                                                                          Mean excl. Max & Min:       NMF
                                                         ------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                    $5.25             $1.75              13.6              20.5
---------------------------------------------------------------------------------------------------------------------------



                                                                    52 Week Range                  Shares
                                                         ------------------------------------                   -----------
                                                                High              Low               Out.              CY99E
---------------------------------------------------------------------------------------------------------------------------
                                                                 $s                $s                MM                 x
Focus: Environmental Services & Consulting
EA Engineering Science & Technology                            $2.00             $0.94              6.3               21.2
Ecology and Environment (2)                                    $10.25            $5.50              4.0                NA
GZA GeoEnvironmental Technologies                              $5.50             $3.25              3.6                NA
Harding Lawson Associates Group (3)                            $9.00             $5.00              5.1               13.3
Tetra Tech Inc.                                                $22.40            $13.50             40.1              21.2

                                                         Focus: Environmental Services & Consulting
                                                         ------------------------------------------------------------------
                                                                                                          Mean:       18.6
                                                                                                        Median:       21.2
                                                                                                           Max:       21.2
                                                                                                           Min:       13.3
                                                                                          Mean excl. Max & Min:       21.2
                                                         ------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                    $5.25             $1.75              13.6              20.5
---------------------------------------------------------------------------------------------------------------------------



                                                                    52 Week Range                  Shares
                                                         ------------------------------------                   -----------
                                                                High              Low               Out.              CY99E
---------------------------------------------------------------------------------------------------------------------------
                                                                 $s                $s                MM                 x
Focus: Environmental Remediation/Engineering
IT Group Inc.                                                  $17.38            $5.69              22.8               8.5
National Environmental Services Co.                            $4.00             $1.19              7.9                NA
Sevenson Environmental Services Inc.                           $11.63            $7.50              9.5                NA
TRC Companies Inc.                                             $7.81             $3.75              6.9               13.4
Versar, Inc.                                                   $3.06             $1.50              6.3                NA
Weston (Roy F)                                                 $3.50             $2.00              10.0               NA

                                                         Focus: Environmental Remediation/Engineering
                                                         ------------------------------------------------------------------
                                                                                                          Mean:       10.9
                                                                                                        Median:       10.9
                                                                                                           Max:       13.4
                                                                                                           Min:        8.5
                                                                                          Mean excl. Max & Min:        NMF
                                                         ------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                    $5.25             $1.75              13.6              20.5
---------------------------------------------------------------------------------------------------------------------------




                                                         P/E Multiple
                                                         -------------------------           Mkt
                                                                      CY00E                  Cap
---------------------------------------------------------------------------------------------------------------
                                                                        x                    $MM
Focus: Diversified Engineering/Construction/Remediation
/Consulting
Baker (Michael) Corp.                                                  NA                   $45.9
Jacobs Engineering Group Inc.                                         11.6                 $927.8
URS Corp.                                                             10.7                 $413.1

                                                         ------------------------------------------------------
                                                                      11.2                  462.3
                                                                      11.2                  413.1
                                                                      11.6                  927.8
                                                                      10.7                  45.9
                                                                      NMF                   NMF
                                                         ------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                           15.5                  $69.5
---------------------------------------------------------------------------------------------------------------



                                                         P/E Multiple
                                                         -------------------------           Mkt
                                                                      CY00E                  Cap
---------------------------------------------------------------------------------------------------------------
                                                                        x                    $MM
Focus: Environmental Services & Consulting
EA Engineering Science & Technology                                    4.2                  $6.7
Ecology and Environment (2)                                            NA                   $24.3
GZA GeoEnvironmental Technologies                                      NA                   $12.6
Harding Lawson Associates Group (3)                                    NA                   $42.4
Tetra Tech Inc.                                                       17.6                 $664.8


                                                         ------------------------------------------------------
                                                                      10.9                 $150.2
                                                                      10.9                  $24.3
                                                                      17.6                 $664.8
                                                                       4.2                  $6.7
                                                                      NMF                   $26.4
                                                         ------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                           15.5                  $69.5
---------------------------------------------------------------------------------------------------------------



                                                         P/E Multiple
                                                         -------------------------           Mkt
                                                                      CY00E                  Cap
---------------------------------------------------------------------------------------------------------------
                                                                        x                    $MM
Focus: Environmental Remediation/Engineering
IT Group Inc.                                                          6.5                 $227.7
National Environmental Services Co.                                    NA                   $20.7
Sevenson Environmental Services Inc.                                   NA                   $85.8
TRC Companies Inc.                                                     NA                   $44.4
Versar, Inc.                                                           NA                   $16.5
Weston (Roy F)                                                         NA                   $29.4


                                                         ------------------------------------------------------
                                                                       NMF                  $70.8
                                                                       NMF                  $36.9
                                                                       NMF                 $227.7
                                                                       NMF                  $16.5
                                                                       NMF                  $45.1
                                                         ------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                           15.5                  $69.5
---------------------------------------------------------------------------------------------------------------



                                                                                                                              Qtr.
                                                                                                           LTM              Revenue
                                                                Enterprise              LTM               Oper.              Growth
                                                                  Value                 Rev               Margin           (Yr./Yr.)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    $MM                 $MM                 %                  %
Focus: Diversified Engineering/Construction/Remediation
/Consulting
Baker (Michael) Corp.                                             $48.2               $532.2               NMF                5.5%
Jacobs Engineering Group Inc.                                    $1,048.3            $2,651.9              4.0%              47.0%
URS Corp.                                                        $1,075.5            $1,066.9              6.7%              106.5%


                                                         ---------------------------------------------------------------------------
                                                                  724.0               1,417.0              0.1                0.5
                                                                 1,048.3              1,066.9              0.1                0.5
                                                                 1,075.5              2,651.9              0.1                1.1
                                                                   48.2                532.2               0.0                0.1
                                                                   NMF                  NMF                NMF                NMF
                                                         ---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                       $89.0               $143.4               4.5%               4.2%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                              Qtr.
                                                                                                           LTM              Revenue
                                                                Enterprise              LTM               Oper.              Growth
                                                                  Value                 Rev               Margin           (Yr./Yr.)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    $MM                 $MM                 %                  %
Focus: Environmental Services & Consulting
EA Engineering Science & Technology                                $8.4                $38.4              11.5%               0.9%
Ecology and Environment (2)                                       $20.9                $63.3               0.2%               2.3%
GZA GeoEnvironmental Technologies                                 $12.0                $41.4               3.3%              11.3%
Harding Lawson Associates Group (3)                               $25.3               $109.0               3.3%               0.9%
Tetra Tech Inc.                                                   $711.8              $403.9              12.4%              60.7%


                                                         ---------------------------------------------------------------------------
                                                                  $155.7              $131.2               6.1%              15.2%
                                                                  $20.9                $63.3               3.3%               2.3%
                                                                  $711.8              $403.9              12.4%              60.7%
                                                                   $8.4                $38.4               0.2%               0.9%
                                                                  $19.4                $71.3               6.0%               4.8%
                                                         ---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                       $89.0               $143.4               4.5%               4.2%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                              Qtr.
                                                                                                           LTM              Revenue
                                                                Enterprise              LTM               Oper.              Growth
                                                                  Value                 Rev               Margin           (Yr./Yr.)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    $MM                 $MM                 %                  %
Focus: Environmental Remediation/Engineering
IT Group Inc.                                                     $857.9              $955.5               5.7%              33.8%
National Environmental Services Co.                               $29.2                $24.2              16.8%              103.5%
Sevenson Environmental Services Inc.                              $41.0                $88.3              10.4%              -4.2%
TRC Companies Inc.                                                $50.9                $57.3               7.6%              32.1%
Versar, Inc.                                                      $21.7                $38.7               5.4%              11.0%
Weston (Roy F)                                                    $45.0               $146.6               1.2%               3.2%


                                                         ---------------------------------------------------------------------------
                                                                  $174.3              $218.4               7.8%              29.9%
                                                                  $43.0                $72.8               6.6%              21.5%
                                                                  $857.9              $955.5              16.8%              103.5%
                                                                  $21.7                $24.2               1.2%              -4.2%
                                                                  $41.5                $82.7               7.2%              20.0%
                                                         ---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                       $89.0               $143.4               4.5%               4.2%
------------------------------------------------------------------------------------------------------------------------------------




                                                               Enterprise                 Market
                                                                 Value/                   Cap./
                                                                 LTM Rev.               Book Val.
----------------------------------------------------------------------------------------------------------
                                                                    x                       x
Focus: Diversified Engineering/Construction/Remediation
/Consulting
Baker (Michael) Corp.                                              0.1                     0.8
Jacobs Engineering Group Inc.                                      0.4                     2.2
URS Corp.                                                          1.0                     2.2


                                                         -------------------------------------------------
                                                                   0.5                     1.7
                                                                   0.4                     2.2
                                                                   1.0                     2.2
                                                                   0.1                     0.8
                                                                   NMF                     NMF
                                                         -------------------------------------------------

----------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                        0.6                     1.1
----------------------------------------------------------------------------------------------------------



                                                               Enterprise                 Market
                                                                 Value/                   Cap./
                                                                 LTM Rev.               Book Val.
----------------------------------------------------------------------------------------------------------
                                                                    x                       x
Focus: Environmental Services & Consulting
EA Engineering Science & Technology                                0.2                     0.5
Ecology and Environment (2)                                        0.3                     0.6
GZA GeoEnvironmental Technologies                                  0.3                     0.5
Harding Lawson Associates Group (3)                                0.2                     0.9
Tetra Tech Inc.                                                    1.8                     3.0


                                                         -------------------------------------------------
                                                                   0.6                     1.1
                                                                   0.3                     0.6
                                                                   1.8                     3.0
                                                                   0.2                     0.5
                                                                   0.3                     0.7
                                                         -------------------------------------------------

----------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                        0.6                     1.1
----------------------------------------------------------------------------------------------------------



                                                               Enterprise                 Market
                                                                 Value/                   Cap./
                                                                 LTM Rev.               Book Val.
----------------------------------------------------------------------------------------------------------
                                                                    x                       x
Focus: Environmental Remediation/Engineering
IT Group Inc.                                                      0.9                     0.9
National Environmental Services Co.                                1.2                     3.2
Sevenson Environmental Services Inc.                               0.5                     1.0
TRC Companies Inc.                                                 0.9                     0.9
Versar, Inc.                                                       0.6                     2.7
Weston (Roy F)                                                     0.3                     0.5


                                                         -------------------------------------------------
                                                                   0.7                     1.5
                                                                   0.7                     1.0
                                                                   1.2                     3.2
                                                                   0.3                     0.5
                                                                   0.7                     1.4
                                                         -------------------------------------------------

----------------------------------------------------------------------------------------------------------
ThermoRetec Corporation (1)                                        0.6                     1.1
----------------------------------------------------------------------------------------------------------

Notes:
CY - Calendar Year
LTGR - Long-Term Growth Rate
LTM - Last Twelve Months
MM - Millions
NMF - Not Meaningful
NA - Not Available
Sources: Company financial statements and First Call consensus estimates. Operating statistics exclude extraordinary items and one time charges, i.e. purchased in-process R&D, merger expenses, etc.
(1) Assumes 35% income tax rate; excludes $9.2 million restructuring charge; EPS estimates reflect internal Company projections.
(2) Operating income and balance sheet figures represent data as of the previous quarter.
(3)   Balance sheet figures represent data as of the previous quarter.


[LOGO] ThermoRetec                                                         29
       Corporation                                                      10/18/99

                                   Section E

--------------------------------------------------------------------------------
AH&H  Precedent Acquisition Analysis
--------------------------------------------------------------------------------

           ---------------------------------------------------------
                                   Section E
           ---------------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------



  Date                                                                                                              Equity
Announced      Target                                                Acquiror                                        value
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      mil
09/29/99       Gestion Ambiental Consultores                         Ecology and Environment, Inc.                    Nd

09/13/99       Evergreen Utility Contractors                         Tetra Tech Inc.                                 $11.7

09/13/99       Summit Environmental Services                         National Environmental Service Co.               Nd

09/08/99       PDR Engineers Inc.                                    Tetra Tech Inc.                                 $7.0

09/01/99       Steen Production Service                              Michael Baker Corporation                        Nd

08/24/99       Engineering Unit of Stork NV                          Jacobs Engineering Group Inc.                    Nd

05/11/99       Emcon                                                 IT Group (f.k.a. Int'l Technology Corp)         $64.3

05/05/99       Dames & Moore Group                                   URS Corp                                       $300.0

04/13/99       Vectre Corporation                                    TRC                                              Nd

03/09/99       Environment & Facilities Mgmt Group                   IT Group (f.k.a. Int'l Technology Corp)         $74.0
                 of ICF Kaiser Int'l

03/08/99       ICF Kaiser Consulting Group                           Investor Group                                  $75.0

02/26/99       McCulley, Frick & Gilman                              Tetra Tech Inc.                                  Nd

02/10/99       Roche Limited Consulting Group (2)                    IT Group (f.k.a. Int'l Technology Corp)         $10.0

02/01/99       Thorburn Colquhoun Holdings plc                       URS Corp                                         Nd

01/19/99       Alton Geoscience                                      TRC                                              Nd

01/14/99       Sverdrup Corporation                                  Jacobs Engineering Group Inc.                  $229.0

01/05/99       Raamot Associates                                     GZA GeoEnvironmental Technologies                Nd

12/22/98       Regional Engineers, Planners & Surveyors Inc.         Harding Lawson Associates Group                 $1.2

---------------------------------------------------------------------------------------------------------------------------------


                                                                                              Target's LTM
  Date                                                          Enterprise       ----------------------------------------
Announced      Target                                              value         Revenue       Net income       Cash flow
---------------------------------------------------------------------------------------------------------------------------------
                                                                    mil            mil            mil              mil
09/29/99       Gestion Ambiental Consultores                        Nd             Nd              Nd              Nd

09/13/99       Evergreen Utility Contractors                        Nd            $22.0            Nd              Nd

09/13/99       Summit Environmental Services                        Nd             Nd              Nd              Nd

09/08/99       PDR Engineers Inc.                                   Nd            $19.0            Nd              Nd

09/01/99       Steen Production Service                             Nd            $20.0            Nd              Nd

08/24/99       Engineering Unit of Stork NV                         Nd           $310.0            Nd              Nd

05/11/99       Emcon                                               $66.7         $125.2           $1.4            $8.9       (1)

05/05/99       Dames & Moore Group                                $586.4         $639.3          $20.5            $1.9       (1)

04/13/99       Vectre Corporation                                   Nd            $4.0             Nd              Nd

03/09/99       Environment & Facilities Mgmt Group                 $82.0         $105.3           $6.1             Nd
                 of ICF Kaiser Int'l

03/08/99       ICF Kaiser Consulting Group                          Nd           $105.3           $6.1             Nd

02/26/99       McCulley, Frick & Gilman                             Nd            $16.0            Nd              Nd

02/10/99       Roche Limited Consulting Group (2)                  $10.0          $28.3            Nd              Nd

02/01/99       Thorburn Colquhoun Holdings plc                      Nd            $40.0            Nd              Nd

01/19/99       Alton Geoscience                                     Nd            $10.0            Nd              Nd

01/14/99       Sverdrup Corporation                               $280.8         $996.5          $14.4             Nd

01/05/99       Raamot Associates                                    Nd             Nd              Nd              Nd

12/22/98       Regional Engineers, Planners & Surveyors Inc.        Nd             Nd              Nd              Nd

-------------------------------------------------------------------------------------------------------------
                                                               Enterprise        Equity          Equity
                                                                  value           value           value
                                                                            to target's LTM
  Date                                                         ------------------------------------------
Announced      Target                                            Revenue       Net income       Cash flow
-------------------------------------------------------------------------------------------------------------
                                                                    x               x               x
09/29/99       Gestion Ambiental Consultores                       Na              Na              Na

09/13/99       Evergreen Utility Contractors                       Na              Na              Na

09/13/99       Summit Environmental Services                       Na              Na              Na

09/08/99       PDR Engineers Inc.                                  Na              Na              Na

09/01/99       Steen Production Service                            Na              Na              Na

08/24/99       Engineering Unit of Stork NV                        Na              Na              Na

05/11/99       Emcon                                               0.5            45.9             7.2

05/05/99       Dames & Moore Group                                 0.9            14.6            157.9

04/13/99       Vectre Corporation                                  Na              Na              Na

03/09/99       Environment & Facilities Mgmt Group                 0.8            12.1             Na
                 of ICF Kaiser Int'l

03/08/99       ICF Kaiser Consulting Group                         Na             12.2             Na

02/26/99       McCulley, Frick & Gilman                            Na              Na              Na

02/10/99       Roche Limited Consulting Group (2)                  0.4             Na              Na

02/01/99       Thorburn Colquhoun Holdings plc                     Na              Na              Na

01/19/99       Alton Geoscience                                    Na              Na              Na

01/14/99       Sverdrup Corporation                                0.3            15.9             Na

01/05/99       Raamot Associates                                   Na              Na              Na

12/22/98       Regional Engineers, Planners & Surveyors Inc.       Na              Na              Na

------------------------------------------------------------------------------------------------
                                                                    Premium (Discount) Paid
                                                                  with Respect to Closing price
                                                                --------------------------------
  Date                                                          1 day        1 week      1 month
Announced      Target                                                 prior to announcement
------------------------------------------------------------------------------------------------
09/29/99       Gestion Ambiental Consultores                      Na            Na           Na

09/13/99       Evergreen Utility Contractors                      Na            Na           Na

09/13/99       Summit Environmental Services                      Na            Na           Na

09/08/99       PDR Engineers Inc.                                 Na            Na           Na

09/01/99       Steen Production Service                           Na            Na           Na

08/24/99       Engineering Unit of Stork NV                       Na            Na           Na

05/11/99       Emcon                                              20%          33%          74%

05/05/99       Dames & Moore Group                                30%          33%          51%

04/13/99       Vectre Corporation                                 Na            Na           Na

03/09/99       Environment & Facilities Mgmt Group                Na            Na           Na
                 of ICF Kaiser Int'l

03/08/99       ICF Kaiser Consulting Group                        Na            Na           Na

02/26/99       McCulley, Frick & Gilman                           Na            Na           Na

02/10/99       Roche Limited Consulting Group (2)                 Na            Na           Na

02/01/99       Thorburn Colquhoun Holdings plc                    Na            Na           Na

01/19/99       Alton Geoscience                                   Na            Na           Na

01/14/99       Sverdrup Corporation                               Na            Na           Na

01/05/99       Raamot Associates                                  Na            Na           Na

12/22/98       Regional Engineers, Planners & Surveyors Inc.      Na            Na           Na


[LOGO] ThermoRetec                                                         31
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------



  Date                                                                                                              Equity
Announced      Target                                                Acquiror                                        value
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      mil
12/15/98       Western Industrial Resources Corporation              Emcon                                            Nd

12/15/98       Ingenieursbureau W. Lapere NV (3)                     Arcadis N.V.                                     Nd

12/10/98       Multiservice Engineering Ltd.                         Earth Tech                                       Nd

12/03/98       Babcock Water Engineering                             Earth Tech                                      $39.2

12/01/98       Loeppky & Associates                                  Stantec Geomatics Ltd.                           Nd

11/13/98       Birwelco Ltd.                                         Agra Inc.                                       $26.6

11/11/98       Versar's Science Management Corporation               Insider Investors                                Nd

10/28/98       Fluor Daniel GTI                                      IT Group (f.k.a. Int'l Technology Corp)         $69.0

09/14/98       Dravo Corp                                            Carmeuse Lime (Carmeuse SA)                    $212.9

07/08/98       McNamee, Porter & Seeley Inc.                         Tetra Tech Inc.                                  Nd

06/26/98       Quanterra, Inc.                                       Corning Inc.                                    $5.8

06/24/99       Radian International                                  Dames & Moore Group                            $117.0

06/23/98       ViroGroup Inc.                                        Laidlaw Environmental Services                  $0.3

06/22/98       Applied Litigation Research and CaseSoft, Inc.        Dames & Moore Group                              Nd

06/17/98       Rust Environment & Infrastructure Inc.                Earth Tech                                       Nd

06/09/98       Research-Cottrell Inc.                                Hamon & Cie                                      Nd

05/14/98       Ferguson-Williams, Inc.                               Versar, Inc.                                    $20.0

04/13/98       ABB Environmental Services                            Harding Lawson Associates Group                 $13.5

----------------------------------------------------------------------------------------------------------------------------------


                                                                                              Target's LTM
  Date                                                          Enterprise       ----------------------------------------
Announced      Target                                              value         Revenue       Net income       Cash flow
----------------------------------------------------------------------------------------------------------------------------------
                                                                    mil            mil            mil              mil
12/15/98       Western Industrial Resources Corporation             Nd             Nd              Nd              Nd

12/15/98       Ingenieursbureau W. Lapere NV (3)                    Nd            $10.5            Nd              Nd

12/10/98       Multiservice Engineering Ltd.                        Nd             Nd              Nd              Nd

12/03/98       Babcock Water Engineering                            Nd            $78.4            Nd              Nd

12/01/98       Loeppky & Associates                                 Nd            $2.6             Nd              Nd

11/13/98       Birwelco Ltd.                                        Nd           $120.9            Nd              Nd

11/11/98       Versar's Science Management Corporation              Nd             Nd              Nd              Nd

10/28/98       Fluor Daniel GTI                                    $52.3         $196.3           $1.1            $5.4       (1)

09/14/98       Dravo Corp                                         $298.6         $166.7          $16.1            $30.6

07/08/98       McNamee, Porter & Seeley Inc.                        Nd             Nd              Nd              Nd

06/26/98       Quanterra, Inc.                                      Nd             Nd              Nd              Nd

06/24/99       Radian International                                 Nd             Nd              Nd              Nd

06/23/98       ViroGroup Inc.                                       Nd             Nd              Nd              Nd

06/22/98       Applied Litigation Research and CaseSoft, Inc.       Nd             Nd              Nd              Nd

06/17/98       Rust Environment & Infrastructure Inc.               Nd             Nd              Nd              Nd

06/09/98       Research-Cottrell Inc.                               Nd           $110.0            Nd              Nd

05/14/98       Ferguson-Williams, Inc.                              Nd            $27.0            Nd              Nd

04/13/98       ABB Environmental Services                          $13.5          $52.0            Nd              Nd

------------------------------------------------------------------------------------------------------------
                                                              Enterprise        Equity          Equity
                                                                 value           value           value
                                                                           to target's LTM
  Date                                                        ------------------------------------------
Announced      Target                                           Revenue       Net income       Cash flow
------------------------------------------------------------------------------------------------------------
                                                                   x               x               x
12/15/98       Western Industrial Resources Corporation           Na              Na              Na

12/15/98       Ingenieursbureau W. Lapere NV (3)                  Na              Na              Na

12/10/98       Multiservice Engineering Ltd.                      Na              Na              Na

12/03/98       Babcock Water Engineering                          Na              Na              Na

12/01/98       Loeppky & Associates                               Na              Na              Na

11/13/98       Birwelco Ltd.                                      Na              Na              Na

11/11/98       Versar's Science Management Corporation            Na              Na              Na

10/28/98       Fluor Daniel GTI                                   0.3            60.9            12.7

09/14/98       Dravo Corp                                         1.8            13.2             7.0

07/08/98       McNamee, Porter & Seeley Inc.                      Na              Na              Na

06/26/98       Quanterra, Inc.                                    Na              Na              Na

06/24/99       Radian International                               Na              Na              Na

06/23/98       ViroGroup Inc.                                     Na              Na              Na

06/22/98       Applied Litigation Research and CaseSoft, Inc.     Na              Na              Na

06/17/98       Rust Environment & Infrastructure Inc.             Na              Na              Na

06/09/98       Research-Cottrell Inc.                             Na              Na              Na

05/14/98       Ferguson-Williams, Inc.                            Na              Na              Na

04/13/98       ABB Environmental Services                         0.3             Na              Na

------------------------------------------------------------------------------------------------
                                                                    Premium (Discount) Paid
                                                                  with Respect to Closing price
                                                                --------------------------------
  Date                                                          1 day        1 week      1 month
Announced      Target                                                 prior to announcement
------------------------------------------------------------------------------------------------
12/15/98       Western Industrial Resources Corporation           Na            Na           Na

12/15/98       Ingenieursbureau W. Lapere NV (3)                  Na            Na           Na

12/10/98       Multiservice Engineering Ltd.                      Na            Na           Na

12/03/98       Babcock Water Engineering                          Na            Na           Na

12/01/98       Loeppky & Associates                               Na            Na           Na

11/13/98       Birwelco Ltd.                                      Na            Na           Na

11/11/98       Versar's Science Management Corporation            Na            Na           Na

10/28/98       Fluor Daniel GTI                                   40%          38%          50%

09/14/98       Dravo Corp                                         87%          84%          60%

07/08/98       McNamee, Porter & Seeley Inc.                      Na            Na           Na

06/26/98       Quanterra, Inc.                                    Na            Na           Na

06/24/99       Radian International                               Na            Na           Na

06/23/98       ViroGroup Inc.                                     Na            Na           Na

06/22/98       Applied Litigation Research and CaseSoft, Inc.     Na            Na           Na

06/17/98       Rust Environment & Infrastructure Inc.             Na            Na           Na

06/09/98       Research-Cottrell Inc.                             Na            Na           Na

05/14/98       Ferguson-Williams, Inc.                            Na            Na           Na

04/13/98       ABB Environmental Services                         Na            Na           Na


[LOGO] ThermoRetec                                                         32
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------



  Date                                                                                         Equity        Enterprise
Announced      Target                           Acquiror                                        value           value
--------------------------------------------------------------------------------------------------------------------------
                                                                                                 mil             mil
03/23/98       Hydro-Geo Consultants, Inc.      TRC                                              Nd              Nd

03/06/98       Grebner Gmbh (3)                 Arcadis                                          Nd              Nd

02/17/98       Green Sunrise Holdings           Thermo EuroTech (Thermo TerraTech)               Nd              Nd

02/17/98       ICT Spectrum Constructors        ICF Kaiser International                         Nd              Nd

02/02/98       The Greenwood Partnership        Versar, Inc.                                     Nd              Nd

01/26/98       TransAmerican Waste Industries   USA Waste Services                              $69.8          $112.8

01/21/98       Jellinek, Schwartz & Connolly    International Technology (IT Group)             $9.0             Nd

01/15/98       OHM Corp (4)                     IT Group (f.k.a. Int'l Technology Corp)        $303.4          $403.4

10/17/97       ATC Group Services               Investor Group (Weiss, Peck & Greer)           $150.0          $133.5

08/19/97       Woodward-Clyde Group             URS Corp                                        $99.7           $99.7

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Enterprise        Equity
                                                                                                         value           value
                                                                 Target's LTM                                      to target's LTM
  Date                                              ----------------------------------------          ------------------------------
Announced      Target                               Revenue       Net income       Cash flow            Revenue       Net income
------------------------------------------------------------------------------------------------------------------------------------
                                                      mil            mil              mil                  x               x
03/23/98       Hydro-Geo Consultants, Inc.           $2.0             Nd              Nd                  Na              Na

03/06/98       Grebner Gmbh (3)                      $31.0            Nd              Nd                  Na              Na

02/17/98       Green Sunrise Holdings                $5.5             Nd              Nd                  Na              Na

02/17/98       ICT Spectrum Constructors              Nd              Nd              Nd                  Na              Na

02/02/98       The Greenwood Partnership             $6.0             Nd              Nd                  Na              Na

01/26/98       TransAmerican Waste Industries        $40.0           $1.3            $10.3                2.8            53.7

01/21/98       Jellinek, Schwartz & Connolly         $10.0            Nd              Nd                  Na              Na

01/15/98       OHM Corp (4)                         $526.7          -$21.2           $4.5                 0.8             NMF

10/17/97       ATC Group Services                   $129.4           $4.9            $11.6                1.0            30.6

08/19/97       Woodward-Clyde Group                 $347.0            Nd              Nd                  0.3             Na

                                                                                ----------------------------------------------------
                                                                                             Average:     0.8            28.8

                                                                                              Median:     0.6            15.9

                                                                                             Maximum:     2.8            60.9

                                                                                             Minimum:     0.3            12.1

                                                                                Avg. excl. Min & Max:     0.7            26.6
                                                                                ----------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                    Equity             Premium (Discount) Paid
                                                     value           with Respect to Closing price
                                                                   --------------------------------
  Date                                          ------------       1 day        1 week      1 month
Announced      Target                              Cash flow             prior to announcement
---------------------------------------------------------------------------------------------------
                                                       x
03/23/98       Hydro-Geo Consultants, Inc.            Na             Na            Na           Na

03/06/98       Grebner Gmbh (3)                       Na             Na            Na           Na

02/17/98       Green Sunrise Holdings                 Na             Na            Na           Na

02/17/98       ICT Spectrum Constructors              Na             Na            Na           Na

02/02/98       The Greenwood Partnership              Na             Na            Na           Na

01/26/98       TransAmerican Waste Industries         6.8            15%           3%           3%

01/21/98       Jellinek, Schwartz & Connolly          Na             Na            Na           Na

01/15/98       OHM Corp (4)                          67.4            26%          47%          42%

10/17/97       ATC Group Services                    12.9            0%           -8%          10%

08/19/97       Woodward-Clyde Group                   Na             Na            Na           Na

                       ----------------------------------------------------------------------------
                                    Average:         38.8            31%          33%          42%

                                     Median:         12.7            26%          33%          50%

                                    Maximum:         157.9           87%          84%          74%

                                    Minimum:          6.8            0%           -8%           3%

                       Avg. excl. Min & Max:         21.4            26%          31%          43%
                       ----------------------------------------------------------------------------

NOTES:

Nd - Not disclosed; Na = Not applicable; NMF Not Meaningful.

(1) Represents cash flow from operations.

(2) Purchase price subject to two potential earnout payments.

(3) Currency exchange rate of 2.1 Guilders per 1 U.S. dollar.

(4) Transaction effected through a two-step process consisting of (a) the acquisition of 54% of target's shares through a cash tender offer (consummated on 2/25/98) at $11.50/share for 13.9m shares ($160.2m) and (b) the acquisition of the remaining 46% of target's shares through the exchange of 12.9m shares of the acquiror's stock valued at $8.04/share ($103.8m) and payment of $30.8m (on 6/11/98).


[LOGO] ThermoRetec                                                         33
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis -
      Rationale
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

  Date
Announced  Target                                          Acquiror                                 Transaction Rationale
------------------------------------------------------------------------------------------------------------------------------------
09/29/99   Gestion Ambiental Consultores                   Ecology and Environment, Inc.            The acquisition compliments
                                                                                                    E&E's capabilitiy to serve
                                                                                                    clients in South America. E&E
                                                                                                    has other interests in
                                                                                                    Venezuela, Columbia, Brazil and
                                                                                                    Bolivia.

09/13/99   Evergreen Utility Contractors                   Tetra Tech Inc.                          The acquisition of Evergreen, a
                                                                                                    Seattle-based provider of
                                                                                                    engineering and network
                                                                                                    infrastructure services for
                                                                                                    cable TV and fiber optic
                                                                                                    telephone networks, expands the
                                                                                                    capabilities of Tetra Tech's
                                                                                                    Communications Group with new
                                                                                                    and innovative technology.

09/13/99   Summit Environmental Services                   National Environmental Service Co.       Summit provides remediation and
                                                                                                    environmental consulting
                                                                                                    services for the clean-up of
                                                                                                    contaminated petroleum feuling
                                                                                                    sites under the Pay for
                                                                                                    Performance program adopted in
                                                                                                    Oklahoma. The acquisition gives
                                                                                                    NESCO a platform from which to
                                                                                                    compete for future Pay for
                                                                                                    Performance work, an area NESCO
                                                                                                    feels will continue to
                                                                                                    demonstrate considerable growth.

09/08/99   PDR Engineers Inc.                              Tetra Tech Inc.                          The acquisition further expands
                                                                                                    Tetra Tech's infrastructure
                                                                                                    business, in accordance with the
                                                                                                    company's strategy to build a
                                                                                                    nationwide infrastructure
                                                                                                    capability through acquisitions
                                                                                                    of regional firms and internal
                                                                                                    growth.

09/01/99   Steen Production Service                        Michael Baker Corporation                The acquisition will
                                                                                                    significantly enhance Baker's
                                                                                                    client base and geographic
                                                                                                    presense in the Gulf of Mexico.
                                                                                                    The two businesses are
                                                                                                    complimentary in terms of
                                                                                                    clients and markets served.

08/24/99   Engineering Unit of Stork NV                    Jacobs Engineering Group Inc.            The acquisition is a
                                                                                                    complimentary geographic fit.
                                                                                                    Additionally, pressure on
                                                                                                    engineering and construction
                                                                                                    companies to offer more services
                                                                                                    at lower costs due to
                                                                                                    consolidation within the oil and
                                                                                                    gas, petrochemical and
                                                                                                    pharmaceutical industries drove
                                                                                                    merger negotiations.

05/11/99   Emcon                                           IT Group (f.k.a. Int'l Technology Corp)  The acquisition of Emcon, which has mainly corporate customers,
                                                                                                    allows IT Group to reduce its
                                                                                                    dependence on government
                                                                                                    contracts. IT Group has said it
                                                                                                    expects to generate 40% of
                                                                                                    revenue from private contracts
                                                                                                    after the purchase, up from 35%
                                                                                                    now.

05/05/99   Dames & Moore Group                             URS Corp                                 URS has stated that with Dames &
                                                                                                    Moore, they will have a more
                                                                                                    balanced proportion of private-
                                                                                                    and public-sector business and a
                                                                                                    stronger presense in Europe and
                                                                                                    Australia. The combined entities
                                                                                                    will have revenue of
                                                                                                    approximately $2 billion and
                                                                                                    employ 15,000 globally.

04/13/99   Vectre Corporation                              TRC                                      Vectre compliments TRC's three
                                                                                                    existing NYC/Newark area
                                                                                                    offices, strengthens TRC's
                                                                                                    position in New Jersey's active
                                                                                                    program to support redevelopment
                                                                                                    of its many unused industrial
                                                                                                    sites and adds a broad client
                                                                                                    base to TRC's existing client
                                                                                                    network.

03/09/99   Environment & Facilities Mgmt Group             IT Group (f.k.a. Int'l Technology Corp)  The acquisition of EFM, a
             of ICF Kaiser Int'l                                                                    provider of environmantal and
                                                                                                    facilities management and
                                                                                                    technical support services for
                                                                                                    U.S. Government agencies,
                                                                                                    diversifies IT Group's client
                                                                                                    base. Additionally, EFM adds
                                                                                                    $500 million of backlog,
                                                                                                    primarily the Sacramento and
                                                                                                    Baltimore Total Environmental
                                                                                                    Restoration Contracts with the
                                                                                                    U.S. Army Corps of Engineers.

03/08/99   ICF Kaiser Consulting Group                     Investor Group                           The sale of the consulting
                                                                                                    business helps to alleviate red
                                                                                                    ink for the parent, which has
                                                                                                    been plagued by project cost
                                                                                                    overruns.

02/26/99   McCulley, Frick & Gilman                        Tetra Tech Inc.                          McCulley, Frick and Gilman helps
                                                                                                    to further strengthen Tetra
                                                                                                    Tech's resource management
                                                                                                    business in the areas of
                                                                                                    hydrology, water management,
                                                                                                    human health and ecological risk
                                                                                                    assessment, and engineering
                                                                                                    design services.

02/10/99   Roche Limited Consulting Group (2)              IT Group (f.k.a. Int'l Technology Corp)  Based in Quebec City, Roche
                                                                                                    offers IT Group broader
                                                                                                    capabilities to address the
                                                                                                    needs of its clients. Roche's
                                                                                                    design/build capabilities in
                                                                                                    waste water, pulp and paper,
                                                                                                    mining and transportation
                                                                                                    markets should provide new
                                                                                                    opportunities in the U.S. and
                                                                                                    internationally.

02/01/99   Thorburn Colquhoun Holdings plc                 URS Corp                                 U.K.-based Thorburn strengethens
                                                                                                    URS' European operations.
                                                                                                    Thorburn's infrastructure
                                                                                                    business parallels that of URS
                                                                                                    and augments URS's existing 11
                                                                                                    offices in Europe.

01/19/99   Alton Geoscience                                TRC                                      The cultural compatibility and
                                                                                                    business synergies of these two
                                                                                                    companies make this acquisition
                                                                                                    attractive, not to mention they
                                                                                                    occupy adjacent offices. Alton's
                                                                                                    primary activities include site
                                                                                                    investigations, remediation and
                                                                                                    monitoring services to major oil
                                                                                                    and pipline companies.


[LOGO] ThermoRetec                                                         34
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis -
      Rationale
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

  Date
Announced  Target                                          Acquiror                                 Transaction Rationale
------------------------------------------------------------------------------------------------------------------------------------
01/14/99   Sverdrup Corporation                            Jacobs Engineering Group Inc.            The merger creates a global firm
                                                                                                    encompassing expertise in
                                                                                                    engineering, architecture,
                                                                                                    construction, maintenance,
                                                                                                    operations, consulting and
                                                                                                    technology. The combined entity
                                                                                                    will employ 23,000 and have more
                                                                                                    than 60 locations worldwide.

01/05/99   Raamot Associates                               GZA GeoEnvironmental Technologies        The addition of Raamot and his
                                                                                                    staff compliments GZA's services
                                                                                                    offered through its offices in
                                                                                                    New York by adding
                                                                                                    project-specific expertise.

12/22/98   Regional Engineers, Planners & Surveyors Inc.   Harding Lawson Associates Group          Based in Florida, REPS expnds
                                                                                                    HRDG's presence in the
                                                                                                    Southeast. REPS provides a
                                                                                                    platform for HRDG to compete in
                                                                                                    Florida's growing transportation
                                                                                                    and infrastructure market.

12/15/98   Western Industrial Resources Corporation        Emcon                                    The acquisition adds 20 new
                                                                                                    employees to the Emcon's staff
                                                                                                    and provides vertical
                                                                                                    integration in non-solid waste
                                                                                                    areas.

12/15/98   Ingenieursbureau W. Lapere NV (3)               Arcadis N.V.                             The acquisition of Lapere, a
                                                                                                    civil engineering firm focusing
                                                                                                    on waste water treatment, sewage
                                                                                                    systems and water supply
                                                                                                    management is expected to be
                                                                                                    accretive to earnings in 1999.

12/10/98   Multiservice Engineering Ltd.                   Earth Tech                               The acquisition of Multiservice
                                                                                                    expands Earth Tech's presence in
                                                                                                    South America with offices in
                                                                                                    Brazil. The acquisition brings
                                                                                                    Earth Tech's South American
                                                                                                    employee total to 350 people,
                                                                                                    performing engineering and
                                                                                                    consulting work for various
                                                                                                    water and oil companies.

12/03/98   Babcock Water Engineering                       Earth Tech                               Earth Tech bought both Babcock
                                                                                                    Water Engineering and Babcock
                                                                                                    Water Engineering LP in the
                                                                                                    transaction. Both companies are
                                                                                                    U.K.-based and expand Earth
                                                                                                    Tech's European presence.

12/01/98   Loeppky & Associates                            Stantec Geomatics Ltd.                   Loeppky & Associates is an
                                                                                                    established surveying firm, and
                                                                                                    its specialty expertise enhances
                                                                                                    Stantec's land development and
                                                                                                    survey capabilities in Southern
                                                                                                    Alberta.

11/13/98   Birwelco Ltd.                                   Agra Inc.                                The acquisition of British-based
                                                                                                    Birwelco adds to Agra's gas
                                                                                                    processing capabilities and
                                                                                                    broadens its global presence.

11/11/98   Versar's Science Management Corporation         Insider Investors                        The sale of the Science
                                                                                                    Management division was part of
                                                                                                    Versar's plan to focus on
                                                                                                    expanding its core business
                                                                                                    including new growth markets for
                                                                                                    industrial and process
                                                                                                    engineering, utility
                                                                                                    infrastructure services, and
                                                                                                    building systems.

10/28/98   Fluor Daniel GTI                                IT Group (f.k.a. Int'l Technology Corp)  Fluor Daniel GTI, with clients like Sears, Roebuck and Co.,
                                                                                                    serves to diversify IT Group's
                                                                                                    present client base.
                                                                                                    Additionally, the acquisition
                                                                                                    will add approximately 20 cents
                                                                                                    per share to IT Group's
                                                                                                    earnings.

09/14/98   Dravo Corp                                      Carmeuse Lime (Carmeuse SA)              Dravo's established U.S. lime
                                                                                                    business further bolsters
                                                                                                    Carmeuse's presence in the U.S.
                                                                                                    market. Carmeuse Lime plans on
                                                                                                    folding Dravo into a joint
                                                                                                    venture being negotiated with
                                                                                                    Lafarge, S.A. , a $10 billion
                                                                                                    construction giant based in
                                                                                                    Paris.

07/08/98   McNamee, Porter & Seeley Inc.                   Tetra Tech Inc.                          The acquisition of McNamee, a
                                                                                                    water management company,
                                                                                                    expands Tetra Tech's presence in
                                                                                                    the Midwest.

06/26/98   Quanterra, Inc.                                 Corning Inc.                             Corning and International
                                                                                                    Technology Corp. were partner's
                                                                                                    in Quanterra, and after
                                                                                                    Quanterra remained unprofitable,
                                                                                                    ITC decided to exit the
                                                                                                    business.

06/24/99   Radian International                            Dames & Moore Group                      The acquisition expands Dames &
                                                                                                    Moore's process/chemical
                                                                                                    engineering division and expands
                                                                                                    its client base in the chemical
                                                                                                    industry.

06/23/98   ViroGroup Inc.                                  Laidlaw Environmental Services           Laidlaw and its affiliates
                                                                                                    previously owned 50% of
                                                                                                    ViroGroup. ViroGroup provides a
                                                                                                    full range of environmental,
                                                                                                    hydrogeological, hazardous-waste
                                                                                                    and solid-waste management
                                                                                                    services.

06/22/98   Applied Litigation Research and CaseSoft, Inc.  Dames & Moore Group                      Both acquisitions display Dames
                                                                                                    and Moore's commitment to and
                                                                                                    growth of its behavioral science
                                                                                                    consulting practice.

06/17/98   Rust Environment & Infrastructure Inc.          Earth Tech                               South Carolina-based Rust
                                                                                                    Environment's business closely
                                                                                                    resembles that of Earth Tech and
                                                                                                    effectively doubles Earth Tech's
                                                                                                    employee base in the United
                                                                                                    States.


[LOGO] ThermoRetec                                                         35
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Selected Precedent Acquisition Analysis -
      Rationale
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

  Date
Announced  Target                                          Acquiror                                 Transaction Rationale
------------------------------------------------------------------------------------------------------------------------------------
06/09/98   Research-Cottrell Inc.                          Hamon & Cie                              The acquisition strengthens
                                                                                                    Hamon & Cie's air pollution
                                                                                                    equipment business, as well as
                                                                                                    its chimney and heat recovery
                                                                                                    equipment business.

05/14/98   Ferguson-Williams, Inc.                         Versar, Inc.                             The acquisition accelerates
                                                                                                    Versar's penetration into the
                                                                                                    growing federal base operations
                                                                                                    and infrastructure outsourcing
                                                                                                    market.

04/13/98   ABB Environmental Services                      Harding Lawson Associates Group          ABB's strong Eastern U.S.
                                                                                                    presence complements Harding
                                                                                                    Lawson's Western and Central
                                                                                                    U.S. presence. Furthermore,
                                                                                                    ABB's strength in the federal
                                                                                                    arena coupled with Harding
                                                                                                    Lawson's expertise in this area,
                                                                                                    positions the firm to better
                                                                                                    compete for large national
                                                                                                    federal contracts.

03/23/98   Hydro-Geo Consultants, Inc.                     TRC                                      The acquisition is a move to
                                                                                                    bolster TRC's efforts in moving
                                                                                                    into the mining and water
                                                                                                    resource management areas.

03/06/98   Grebner Gmbh (3)                                Arcadis                                  The acquisition of Grebner
                                                                                                    solidifies Arcadis' German
                                                                                                    operations, which will now
                                                                                                    employ 850.

02/17/98   Green Sunrise Holdings                          Thermo EuroTech (Thermo TerraTech)       The acquisition establishes
                                                                                                    Thermo EuroTech's significant
                                                                                                    presence in the European Union.
                                                                                                    The acquisition falls in line
                                                                                                    with its strategy of targeting
                                                                                                    countries that are expected to
                                                                                                    have stricter environmental
                                                                                                    regulation and strong economic
                                                                                                    growth, based on private sector
                                                                                                    initiatives.

02/17/98   ICT Spectrum Constructors                       ICF Kaiser International                 The acquisition adds a
                                                                                                    construction services firm with
                                                                                                    contacts in the
                                                                                                    microelectronics, semiconductor
                                                                                                    and construction industries to
                                                                                                    ICF Kaiser's engineering,
                                                                                                    construction and program
                                                                                                    mangement business.

02/02/98   The Greenwood Partnership                       Versar, Inc.                             Virginia-based Greenwood
                                                                                                    Partnership expands Versar's
                                                                                                    presence in the industrial and
                                                                                                    institutional sectors.

01/26/98   TransAmerican Waste Industries                  USA Waste Services                       The acquisition bolsters markets
                                                                                                    where USA Waste currently
                                                                                                    operates as well as provides for
                                                                                                    expansion into new markets. It
                                                                                                    also positions USA Waste to take
                                                                                                    advantage of additional
                                                                                                    privatization opportunities that
                                                                                                    may arise.

01/21/98   Jellinek, Schwartz & Connolly                   International Technology (IT Group)      JSC's senior level corporate
                                                                                                    relationships with Fortune 1000
                                                                                                    companies, especially in the
                                                                                                    chemical industry, will expand
                                                                                                    the breadth of IT's private
                                                                                                    sector market position.

01/15/98   OHM Corp (4)                                    IT Group (f.k.a. Int'l Technology Corp)  The acquisition of OHM, an environmental clean-up business,
                                                                                                    was made during a time of
                                                                                                    industry consolidation, price
                                                                                                    sensitivity and stable demand
                                                                                                    for services. It essentially
                                                                                                    positions IT Group as a low-cost
                                                                                                    competitor in the environmental
                                                                                                    clean-up industry.

10/17/97   ATC Group Services                              Investor Group (Weiss, Peck & Greer)     The offer for $12 per share came
                                                                                                    two days after ATC announced
                                                                                                    that higher costs led to a 41%
                                                                                                    drop in second quarter earnings.
                                                                                                    Lehman Brothers opined to the
                                                                                                    fairness of the transaction.

08/19/97   Woodward-Clyde Group                            URS Corp                                 Denver-based Woodward-Clyde has
                                                                                                    a strong private sector client
                                                                                                    base, which complements URS'
                                                                                                    strength in public sector work.
                                                                                                    The acquisition creates the
                                                                                                    fifth-largest U.S. engineering
                                                                                                    firm.


[LOGO] ThermoRetec                                                         36
       Corporation                                                      10/18/99

Section F

--------------------------------------------------------------------------------
AH&H  Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

           ---------------------------------------------------------
                                    Section F
           ---------------------------------------------------------

--------------------------------------------------------------------------------
AH&H  Discounted Cash Flow Analysis
      Weighted Average Cost of Capital
--------------------------------------------------------------------------------

                        --------------------------------
                                   ASSUMPTIONS
                        --------------------------------
                        Risk free rate              6.0%
                        Market risk premium         7.4%
                        --------------------------------

                                                              Enterprise                                                     Return
                                          Enterprise            Value /    Equity   Market               Total      Asset  on Assets
                                            Value     EBIT       EBIT     Beta (1)   Value   Debt   Capitalization   Beta    (WACC)
                                          ------------------------------------------------------------------------------------------
ThermoReTec

  Comparable Companies
  Diversified Engineering/Construction/
    Remediation/Consulting
      Baker (Michael) Corp.                   $48.2   ($1.0)      NMF       0.67     $45.9    $3.5         $49.4     0.62    10.61%
      Jacobs Engineering Group Inc.        $1,048.3  $107.3       9.8       0.82    $927.8  $174.3      $1,102.2     0.69    11.11%
      URS Corp.                            $1,075.5   $71.7      15.0       0.72    $413.1  $682.1      $1,095.2     0.27     8.01%
                                          ---------------------------                                  ----------------------------
                                                     Average:    12.4                                             Average:    9.91%
                                          Avg excl min & max:      NA                                  Avg excl min & max:      NA
                                          ---------------------------                                  ----------------------------

  Environmental Services & Consulting
      EA Engineering Science & Technology      $8.4    $4.4       1.9       0.84      $6.7    $3.6         $10.3     0.54    10.03%
      Ecology and Environment                 $20.9    $0.1       NMF       0.46     $24.3    $0.5         $24.8     0.45     9.33%
      GZA GeoEnvironmental Technologies       $12.0    $1.4       8.8       0.33     $12.6    $0.1         $12.7     0.33     8.42%
      Harding Lawson Associates Group         $25.3    $3.6       7.1       0.24     $42.4    $0.0         $42.4     0.24     7.78%
      Tetra Tech Inc.                        $711.8   $50.0      14.2       0.57    $664.8   $56.3        $721.1     0.53     9.89%
                                          ---------------------------                                  ----------------------------
                                                     Average:     8.0                                             Average:    9.09%
                                          Avg excl min & max:      NA                                  Avg excl min & max:    9.21%
                                          ---------------------------                                  ----------------------------

  Environmental Remediation/Engineering
      IT Group Inc.                          $857.9   $54.8      15.7       0.56    $227.7  $651.5        $879.2     0.15     7.07%
      National Environmental Services Co.     $29.2    $4.0       7.2       0.25     $20.7    $8.6         $29.4     0.18     7.31%
      Sevenson Environmental Services Inc.    $41.0    $9.1       4.5       0.44     $85.8    $2.9         $88.7     0.43     9.15%
      TRC Companies Inc.                      $50.9    $4.3      11.8       0.77     $44.4    $7.9         $52.3     0.65    10.84%
      Versar, Inc.                            $21.7    $2.1      10.5       0.52     $16.5    $5.2         $21.8     0.39     8.92%
      Weston (Roy F)                          $45.0    $1.7      25.9       0.70     $29.4   $16.6         $46.0     0.45     9.31%
                                          ---------------------------                                  ----------------------------
                                                     Average:    12.6                                             Average:    8.77%
                                          Avg excl min & max:    11.3                                  Avg excl min & max:    8.67%
                                          ---------------------------                                  ----------------------------

                      overall average (2)                        10.6                                                         9.27%

Notes
(1) Source: Bloomberg.
(2) Calculated using avg. excl. min & max, if applicable.


[LOGO] ThermoRetec                                                         38
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Discounted Cash Flow Analysis
      Valuation
--------------------------------------------------------------------------------

(in millions, except stock price)
--------------------------------------------------------------------------------
           Cash    $23,442   Debt (1)        $42,953  LTM Revenue     $143,380

        10/8/99      $5.13   Shares O/S (2)   13,559  Market value     $69,558
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Return on Assets (WACC)                                        9.0%           11.5%           14.0%           16.5%
--------------------------------------------------------------------------------------------------------------------
Present value of cash flows (3)                              $43,530         $41,779         $40,162         $38,665

Present value of terminal value
                                             EBIT Multiple
                                                    X
                EBIT @                             7.0       $88,405         $80,343         $73,171         $66,774
               12/31/03                            8.0      $101,035         $91,820         $83,624         $76,313
               --------                            9.0      $113,664        $103,298         $94,076         $85,852
                $18,164                           10.0      $126,293        $114,775        $104,529         $95,391
                                                  11.0      $138,923        $126,253        $114,982        $104,930
                                                  12.0      $151,552        $137,731        $125,435        $114,470
Enterprise Value
  - based on terminal value EBIT multiple
                                                   7.0      $131,935        $122,122        $113,333        $105,439
                                                   8.0      $144,564        $133,599        $123,785        $114,978
                                                   9.0      $157,194        $145,077        $134,238        $124,517
                                                  10.0      $169,823        $156,554        $144,691        $134,056
                                                  11.0      $182,452        $168,032        $155,144        $143,595
                                                  12.0      $195,082        $179,510        $165,597        $153,135
Equity Value
  - based on terminal value EBIT multiple
                                                   7.0      $112,424        $102,611         $93,822         $85,928
                                                   8.0      $125,053        $114,088        $104,274         $95,467
                                                   9.0      $137,683        $125,566        $114,727        $105,006
                                                  10.0      $150,312        $137,043        $125,180        $114,545
                                                  11.0      $162,941        $148,521        $135,633        $124,084
                                                  12.0      $175,571        $159,999        $146,086        $133,624

Notes:
Source: SEC filings.
(1) Includes "due to parent and affiliated companies".
(2) Diluted shares latest quarter.
(3) Assumes mid-year average. 1999 cash flow divide by 2 and discount for 6 months.


[LOGO] ThermoRetec                                                         39
       Corporation                                                      10/18/99

--------------------------------------------------------------------------------
AH&H  Discounted Cash Flow Analysis
      Valuation
--------------------------------------------------------------------------------

(in millions, except stock price)
--------------------------------------------------------------------------------
           Cash    $23,442   Debt (1)        $42,953  LTM Revenue     $143,380

        10/8/99      $5.13   Shares O/S (2)   13,559  Market value     $69,558
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Return on Assets (WACC)                            9.0%   11.5%   14.0%   16.5%
--------------------------------------------------------------------------------

Implied enterprise value / LTM revenue
  - based on terminal value EBIT multiple
                                          7.0      0.92    0.85    0.79    0.74
                                          8.0      1.01    0.93    0.86    0.80
                                          9.0      1.10    1.01    0.94    0.87
                                         10.0      1.18    1.09    1.01    0.93
                                         11.0      1.27    1.17    1.08    1.00
                                         12.0      1.36    1.25    1.15    1.07
Implied per share purchase price
  - based on terminal value EBIT multiple
                                          7.0     $8.29   $7.57   $6.92   $6.34
                                          8.0     $9.22   $8.41   $7.69   $7.04
                                          9.0    $10.15   $9.26   $8.46   $7.74
                                         10.0    $11.09  $10.11   $9.23   $8.45
                                         11.0    $12.02  $10.95  $10.00   $9.15
                                         12.0    $12.95  $11.80  $10.77   $9.85
Implied premium
  - based on terminal value EBIT multiple
                                          7.0     61.63%  47.52%  34.88%  23.53%
                                          8.0     79.78%  64.02%  49.91%  37.25%
                                          9.0     97.94%  80.52%  64.94%  50.96%
                                         10.0    116.10%  97.02%  79.97%  64.68%
                                         11.0    134.25% 113.52%  94.99%  78.39%
                                         12.0    152.41% 130.02% 110.02%  92.10%

Notes:
Source: SEC filings.
(1) Includes "due to parent and affiliated companies".
(2) Diluted shares latest quarter.
(3) Assumes mid-year average. 1999 cash flow divide by 2 and discount for 6 months.


[LOGO] ThermoRetec                                                         40
       Corporation                                                      10/18/99

Exhibit 1

--------------------------------------------------------------------------------
AH&H  Copy of EBI Comfort Letter
--------------------------------------------------------------------------------

           ---------------------------------------------------------
                                    Exhibit 1
           ---------------------------------------------------------

[LOGO][LETTERHEAD]ENVIRONMENTAL BUSINESS INTERNATIONAL, INC.
Research, consulting and publishing for the environmental industry

PRIVATE AND CONFIDENTIAL
------------------------

September 3, 1999

Adams, Harkness & Hill, Inc.
60 State Street
Boston, MA 02109

Attn:  James A. Simms
       Group Head, Mergers & Acquisitions

Dear Sirs:

This letter responds to your request that Environmental Business International, Inc. ("EBI") provide its professional opinion with respect to the reasonableness with which certain five year financial budgets (the "Budgets") have been prepared by Randers Killam Group, Inc. ("Randers Killam") for use by Adams, Harkness & Hill, Inc. ("AH&H") in developing an opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of Randers Killam common stock other than Thermo Electron Corporation or its affiliates ("Thermo Electron") of the consideration to be paid to such shareholders by Thermo Electron in the form of shares of Thermo Electron common stock in connection with the proposed acquisition (the "Transaction") by Thermo Electron of the outstanding shares of common stock of Randers Killam not owned by Thermo Electron or its affiliates. You also have requested that EBI provide its professional opinion with respect to the thoroughness of the financial and business analyses undertaken by AH&H in its development of the Opinion.

Founded in 1988, EBI provides strategic business insight concerning all segments of the environmental industry to environmental firms, customers that use the services of these firms, federal, state and local governments, management consulting firms, and investors. EBI offers strategic business information in the form of subscription periodicals and comprehensive topical reports. We also offer strategic consulting services and are recognized as the leading firm in the environmental industry for expertise in quantitative and qualitative analyses of markets, trend identification, and business combinations. EBI principals and consultants have nearly 200 years combined experience in the environmental industry in strategy development, planning, management, finance, marketing and technology assessment. Our consultants routinely work with clients to address critical business issues including market research, competitive analysis, opportunity evaluation, strategic planning, telemarketing/lead generation, technology commercialization, new product development, and new venture analysis. EBI's segmentation and quantification of environmental markets has become the industry standard. Our data has been adopted by the U.S. Department of Commerce in its Statistical Abstract of the United States and used in the Clinton Administration's statement of environmental strategy, BRIDGE TO A SUSTAINABLE FUTURE. Internationally, the Organization for Economic Cooperation & Development has also adopted our framework to quantify the global environmental industry.

In arriving at our opinions, we reviewed the Budgets and additional financial and business information provided to us by AH&H and Randers Killam, including information provided during discussions with management of Randers Killam and its associated companies. We conducted numerous discussions with AH&H to review AH&H's selection of comparable companies and the treatment of issues influencing the past and future performance of these comparable companies. We have reviewed the business plans of Randers Killam and, utilizing


                                                                           42
                                                                        10/18/99

Adams, Harkness & Hill, Inc.
September 2, 1999
Page 2 of 2

EBI's comprehensive proprietary industry databases and our general knowledge and experience of the environmental services industry, discussed with AH&H the considerations undertaken and assumptions made in AH&H's assessment of Randers Killam.

In conducting our study, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information that was available to us from public sources, that was provided to us by AH&H and Randers Killam, or that was otherwise reviewed by us. Furthermore, the projections and estimates that we examined were based upon certain assumptions including the judgment of Randers Killam management, that are subject to economic, competitive and managerial uncertainties beyond the purview of EBI.

Based on the foregoing and such other judgements as we deem relevant, we are satisfied that the Budgets were prepared by Randers Killam management on a reasonable basis and that the analysis, procedures and industry assessments performed by AH&H have been sufficiently comprehensive and that the major industry-related factors affecting Randers Killam have been duly considered.

                                     Very truly yours,

                                     Environmental Business International, Inc.

                                     /s/ Daniel W. Noble

                                     Daniel W. Noble
                                     Executive Vice President


                                                                           43
                                                                        10/18/99

Exhibit 2

--------------------------------------------------------------------------------
AH&H  THN Stock Trading Analysis
--------------------------------------------------------------------------------

           ---------------------------------------------------------
                                    Exhibit 2
           ---------------------------------------------------------

--------------------------------------------------------------------------------
AH&H  THN Stock Trading Analysis
      200 Day Closing Price and Volume
--------------------------------------------------------------------------------

Chart depicting closing prices and volume of ThermoRetec common stock over period from 12/23/98 - 10/7/99.

--------------------------------------   ---------------------------------------
Period High        09/09/99     $5.250   Percentage Change - 20 Days        2.5%
Period Low         12/28/98     $1.813   Percentage Change - 50 Days       18.8%
Close           08-Oct-1999     $5.125   Percentage Change - 100 Days      70.8%
Average Volume                   3,611   Percentage Change - 200 Days     164.5%
--------------------------------------   ---------------------------------------


[LOGO] ThermoRetec                                                         45
       Corporation                                                      10/18/99